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Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups

        On May 9, 2006, we completed a restructuring and recapitalization pursuant to which we issued two new tracking stocks, one ("Liberty Interactive Stock") intended to reflect the separate performance of our businesses engaged in video and on-line commerce, the second ("Old Liberty Capital Stock") intended to reflect the separate performance of all of our assets and businesses not attributed to the Interactive Group. Each share of our existing Series A and Series B common stock was exchanged for .25 of a share of the same series of Liberty Interactive Stock and .05 of a share of the same series of Liberty Capital Stock.

        On March 3, 2008, we completed a reclassification of our Old Liberty Capital Stock, whereby each share of Old Liberty Capital Stock was reclassified into four shares of the same series of Liberty Entertainment Stock and one share of the same series of Liberty Capital Stock. Our Liberty Entertainment Stock was intended to reflect the separate performance of our Entertainment Group, which was comprised of certain of our businesses previously attributed to the Capital Group and which are engaged in video programming, direct-to-home satellite distribution and communications. Our Capital Group is comprised of our assets and businesses not attributed to either the Interactive Group or the Entertainment Group.

        On November 19, 2009, we completed the redemption of a portion of the outstanding shares of Liberty Entertainment Stock for all of the outstanding shares of a newly formed, wholly owned subsidiary, Liberty Entertainment, Inc. ("LEI") (the "Redemption"). The Redemption and the resulting separation of LEI from us pursuant to the Redemption are referred to herein as the Split Off.

        In connection with the Redemption, we redeemed 90% of the outstanding shares of each series of Liberty Entertainment common stock for 100% of the outstanding shares of the same series of LEI, with cash in lieu of fractional shares. Immediately following the Split-Off, LEI and The DIRECTV Group, Inc. completed the DTV Business Combination and each of LEI and DIRECTV have become wholly owned subsidiaries of a new public holding company named DIRECTV ("Holdings"). We have included the results of operations of LEI, along with the gain recognized on the DTV Business combination, in earnings from discontinued operations in our and the Starz Group's statement of operations.

        Subsequent to the Split Off, the Liberty Entertainment group was renamed the Liberty Starz group.

        The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the years ended December 31, 2009, 2008 and 2007. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group, the Starz Group and the Capital Group, respectively. The financial information should be read in conjunction with our audited financial statements for the years ended December 31, 2009, 2008 and 2007 included in this Annual Report on Form 10-K. The attributed financial information presented in the tables has been prepared assuming the restructuring and the reclassification had been completed as of January 1, 2007 and does not reflect the impacts of the Reattribution described in note 2 to our consolidated financial statements included in this Annual Report on Form 10-K.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group, the Starz Group and the Capital Group, our tracking stock capital structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive Stock, Liberty Starz Stock and Liberty Capital Stock are holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive Stock, Liberty Starz Stock and Liberty Capital Stock does not affect the rights of our creditors.

SUMMARY ATTRIBUTED FINANCIAL DATA

Interactive Group

	December 31,
	2009	2008	2007
	amounts in millions
Summary Balance Sheet Data:
Current assets	$3,379	3,282	2,921
Cost investments	$734	739	2,044
Equity investments	$895	901	1,311
Total assets	$17,343	17,487	19,326
Long-term debt, including current portion	$6,073	7,131	7,177
Deferred income tax liabilities, noncurrent	$1,939	1,999	2,670
Attributed net assts	$6,794	6,303	7,530

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Summary Operations Data:
Revenue	$8,305	8,079	7,802
Cost of goods sold	(5,332)	(5,224)	(4,925)
Operating expenses	(752)	(748)	(712)
Selling, general and administrative expenses(1)	(614)	(584)	(516)
Depreciation and amortization	(566)	(561)	(536)
Impairment of long-lived assets	—	(56)	—

Operating income	1,041	906	1,113
Interest expense	(496)	(473)	(465)
Share of earnings (losses) of affiliates	(14)	(1,192)	77
Other than temporary declines in fair value of investments	—	(440)	—
Other income (expense), net	(80)	(39)	51
Income tax benefit (expense)	(154)	493	(306)

Net earnings (loss)	297	(745)	470
Less net earnings attributable to the noncontrolling interests	39	36	29

Net earnings (loss) attributable to Liberty Media Corporation stockholders	$258	(781)	441

(1)
Includes stock-based compensation of $47 million, $32 million and $35 million for the years ended December 31, 2009, 2008 and 2007, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA

Starz Group

	December 31,
	2009	2008	2007
	amounts in millions
Summary Balance Sheet Data:
Current assets	$1,544	1,476	793
Assets of discontinued operations	$—	14,211	11,050
Total assets	$2,198	16,352	13,808
Long-term debt, including current portion	$48	52	473
Attributed net assts	$2,040	12,180	9,457

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Summary Operations Data:
Revenue	$1,204	1,124	1,091
Operating expenses	(685)	(682)	(704)
Selling, general and administrative expenses(1)	(221)	(167)	(170)
Depreciation and amortization	(21)	(26)	(25)
Impairment of long-lived assets	(5)	(1,262)	(41)

Operating income (loss)	272	(1,013)	151
Interest expense	(2)	(22)	(25)
Share of losses of affiliates	(10)	(7)	—
Realized and unrealized gains on financial instruments	8	272	14
Other income, net	31	1	3
Income tax expense	(86)	(191)	(69)

Earnings (loss) from continuing operations	213	(960)	74
Earnings from discontinued operations	5,864	5,812	41

Net earnings	6,077	4,852	115
Less net loss attributable to the noncontrolling interests	—	—	(21)

Net earnings attributable to Liberty Media Corporation stockholders	$6,077	4,852	136

(1)
Includes stock-based compensation of $76 million, $15 million and $42 million for the years ended December 31, 2009, 2008 and 2007, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA

Capital Group

	December 31,
	2009	2008	2007
	amounts in millions
Summary Balance Sheet Data:
Current assets	$4,087	2,973	2,759
Cost investments	$3,355	2,118	4,873
Total assets	$9,373	8,361	12,679
Long-term debt, including current portion	$3,653	3,063	4,065
Deferred income tax liabilities, noncurrent	$730	1,166	2,267
Attributed net assets	$1,275	1,121	2,599

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Summary Operations Data:
Revenue	$649	614	485
Operating expenses	(486)	(515)	(480)
Selling, general and administrative expenses(1)	(343)	(398)	(227)
Depreciation and amortization	(79)	(101)	(102)
Impairment of long-lived assets	(4)	(251)	(182)

Operating loss	(263)	(651)	(506)
Interest expense	(130)	(172)	(151)
Realized and unrealized gains (losses) on derivative instruments, net	(42)	(292)	1,261
Gain on dispositions, net	215	16	635
Other income, net	91	75	114
Income tax benefit	256	440	62

Earnings (loss) from continuing operations	127	(584)	1,415
Earnings from discontinued operations, net of taxes	—	—	149

Net earnings (loss)	127	(584)	1,564
Less net earnings attributable to the noncontrolling interests	—	8	27

Net earnings (loss) attributable to Liberty Media Corporation stockholders	$127	(592)	1,537

(1)
Includes stock-based compensation of $5 million, $2 million and $12 million for the years ended December 31, 2009, 2008 and 2007, respectively.

BALANCE SHEET INFORMATION
December 31, 2009
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$884	794	3,157	—	4,835
Trade and other receivables, net	1,250	191	77	—	1,518
Inventory, net	985	—	—	—	985
Program rights	—	469	—	—	469
Financial instruments	—	—	752	—	752
Current deferred tax assets	195	88	—	(283)	—
Other current assets	65	2	101	—	168

Total current assets	3,379	1,544	4,087	(283)	8,727

Investments in available-for-sale securities and other cost investments (note 2)	734	31	3,355	—	4,120
Investments in affiliates, accounted for using the equity method (note 3)	895	—	135	—	1,030
Property and equipment, net	1,030	109	166	—	1,305
Goodwill	5,891	133	201	—	6,225
Trademarks	2,492	2	14	—	2,508
Intangible assets subject to amortization, net	2,840	2	185	—	3,027
Other assets, at cost, net of accumulated amortization	82	377	1,230	—	1,689

Total assets	$17,343	2,198	9,373	(283)	28,631

Liabilities and Equity
Current liabilities:
Accounts payable	$578	7	13	—	598
Accrued liabilities	768	116	153	—	1,037
Intergroup payable (receivable)	116	(80)	(36)	—	—
Intergroup notes (note 1)	316	(158)	(158)	—	—
Financial instruments	143	—	859	—	1,002
Current portion of debt (note 4)	663	4	1,265	—	1,932
Current deferred tax liabilities	—	—	1,530	(283)	1,247
Other current liabilities	159	165	36	—	360

Total current liabilities	2,743	54	3,662	(283)	6,176

Long-term debt (note 4)	5,410	44	2,388	—	7,842
Long-term financial instruments	130	—	2	—	132
Deferred income tax liabilities (note 6)	1,939	6	730	—	2,675
Other liabilities	198	54	1,316	—	1,568

Total liabilities	10,420	158	8,098	(283)	18,393
Equity/Attributed net assets	6,794	2,040	1,275	—	10,109
Noncontrolling interests in equity of subsidiaries	129	—	—	—	129

Total liabilities and equity	$17,343	2,198	9,373	(283)	28,631

BALANCE SHEET INFORMATION
December 31, 2008
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$832	732	1,496	—	3,060
Trade and other receivables, net	1,171	181	156	—	1,508
Inventory, net	1,032	—	—	—	1,032
Program rights	—	492	—	(1)	491
Financial instruments	—	14	1,119	—	1,133
Current deferred tax assets	201	55	—	(256)	—
Other current assets	46	2	202	(18)	232
Assets of discontinued operations—current	—	163	—	—	163

Total current assets	3,282	1,639	2,973	(275)	7,619

Investments in available-for-sale securities and other cost investments (note 2)	739	—	2,118	—	2,857
Long-term financial instruments	—	—	1,166	—	1,166
Investments in affiliates, accounted for using the equity method (note 3)	901	12	223	—	1,136
Property and equipment, net	1,064	117	147	—	1,328
Goodwill	5,859	137	205	—	6,201
Trademarks	2,491	—	14	—	2,505
Other non-amortizable intangibles	—	—	158	—	158
Intangible assets subject to amortization, net	3,115	11	230	—	3,356
Other assets, at cost, net of accumulated amortization	36	388	1,127	(22)	1,529
Assets of discontinued operations	—	14,048	—	—	14,048

Total assets	$17,487	16,352	8,361	(297)	41,903

Liabilities and Equity
Current liabilities:
Accounts payable	$513	1	24	—	538
Accrued liabilities	741	140	212	(1)	1,092
Intergroup payable/receivable	71	15	(86)	—	—
Financial instruments	155	—	398	—	553
Current portion of debt (note 4)	175	4	437	—	616
Current deferred tax liabilities	—	—	1,029	(256)	773
Other current liabilities	55	180	71	(15)	291
Liabilities of discontinued operations—current	—	277	—	—	277

Total current liabilities	1,710	617	2,085	(272)	4,140

Long-term debt (note 4)	6,956	48	2,626	—	9,630
Long-term financial instruments	178	—	11	—	189
Deferred income tax liabilities (note 6)	1,999	—	1,166	(22)	3,143
Other liabilities	187	9	1,351	(1)	1,546
Liabilities of discontinued operations	—	3,498	—	—	3,498

Total liabilities	11,030	4,172	7,239	(295)	22,146
Equity/Attributed net assets	6,303	12,180	1,121	(2)	19,602
Noncontrolling interests in equity of subsidiaries	154	—	1	—	155

Total liabilities and equity	$17,487	16,352	8,361	(297)	41,903

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2009
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$8,305	—	—	8,305
Communications and programming services	—	1,204	649	1,853

	8,305	1,204	649	10,158

Operating costs and expenses:
Cost of sales	5,332	—	—	5,332
Operating	752	685	486	1,923
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	614	221	343	1,178
Depreciation and amortization	566	21	79	666
Impairment of long-lived assets	—	5	4	9

	7,264	932	912	9,108

Operating income (loss)	1,041	272	(263)	1,050
Other income (expense):
Interest expense	(496)	(2)	(130)	(628)
Dividend and interest income	8	2	115	125
Intergroup interest income (expense)	(16)	8	8	—
Share of losses of affiliates, net	(14)	(10)	(34)	(58)
Realized and unrealized gains (losses) on financial instruments, net	(121)	8	(42)	(155)
Gains on dispositions, net	42	27	215	284
Other than temporary declines in fair value of investments	—	—	(9)	(9)
Loss on early extinguishment of debt	(11)	—	—	(11)
Other, net	18	(6)	11	23

	(590)	27	134	(429)

Earnings (loss) before income taxes	451	299	(129)	621
Income tax benefit (expense) (note 6)	(154)	(86)	256	16

Net earnings (loss) from continuing operations	297	213	127	637
Earnings from discontinued operations, net of taxes	—	5,864	—	5,864

Net earnings	297	6,077	127	6,501
Less net earnings attributable to the noncontrolling interests	39	—	—	39

Net earnings attributable to Liberty Media Corporation stockholders	$258	6,077	127	6,462

Net earnings	$297	6,077	127	6,501

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	1	—	2	3
Unrealized holding gains arising during the period	187	—	43	230
Recognition of previously unrealized gains on available-for-sale securities, net	(26)	—	(1)	(27)
Share of other comprehensive loss of equity affiliates	(5)	—	—	(5)
Other	47	—	(4)	43
Other comprehensive earnings from discontinued operations	—	31	—	31

Other comprehensive earnings	204	31	40	275

Comprehensive earnings	501	6,108	167	6,776
Less comprehensive earnings attributable to the noncontrolling interests	32	—	—	32

Comprehensive earnings attributable to Liberty Media Corporation stockholders	$469	6,108	167	6,744

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2008
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$8,079	—	—	8,079
Communications and programming services	—	1,124	614	1,738

	8,079	1,124	614	9,817

Operating costs and expenses:
Cost of sales	5,224	—	—	5,224
Operating	748	682	515	1,945
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	584	167	398	1,149
Depreciation and amortization	561	26	101	688
Impairment of long-lived assets	56	1,262	251	1,569

	7,173	2,137	1,265	10,575

Operating income (loss)	906	(1,013)	(651)	(758)
Other income (expense):
Interest expense	(473)	(22)	(172)	(667)
Dividend and interest income	22	16	136	174
Share of losses of affiliates, net	(1,192)	(7)	(64)	(1,263)
Realized and unrealized gains (losses) on financial instruments, net	(240)	272	(292)	(260)
Gains (losses) on dispositions of assets, net	2	(3)	16	15
Other than temporary declines in fair value of investments	(440)	—	(1)	(441)
Gain on early extinguishment of debt	240	—	—	240
Other, net	(63)	(12)	4	(71)

	(2,144)	244	(373)	(2,273)

Loss from continuing operations before income taxes	(1,238)	(769)	(1,024)	(3,031)
Income tax benefit (expense) (note 6)	493	(191)	440	742

Loss from continuing operations	(745)	(960)	(584)	(2,289)
Earnings from discontinued operations, net of taxes	—	5,812	—	5,812

Net earnings (loss)	(745)	4,852	(584)	3,523
Less net earnings attributable to the noncontrolling interests	36	—	8	44

Net earnings (loss) attributable to Liberty Media Corporation stockholders	$(781)	4,852	(592)	3,479

Net earnings (loss)	$(745)	4,852	(584)	3,523

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	(10)	—	(9)	(19)
Unrealized holding losses arising during the period	(498)	—	(2)	(500)
Recognition of previously unrealized losses on available-for-sale securities, net	272	—	1	273
Share of other comprehensive loss of equity affiliates	(10)	—	—	(10)
Other	(60)	—	(2)	(62)
Other comprehensive loss from discontinued operations	—	(2,618)	—	(2,618)

Other comprehensive loss	(306)	(2,618)	(12)	(2,936)

Comprehensive earnings (loss)	(1,051)	2,234	(596)	587
Less comprehensive earnings attributable to the noncontrolling interests	63	—	8	71

Comprehensive earnings (loss) attributable to Liberty Media Corporation stockholders	$(1,114)	2,234	(604)	516

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$7,802	—	—	7,802
Communications and programming services	—	1,091	485	1,576

	7,802	1,091	485	9,378

Operating costs and expenses:
Cost of sales	4,925	—	—	4,925
Operating	712	704	480	1,896
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	516	170	227	913
Depreciation and amortization	536	25	102	663
Impairment of long-lived assets	—	41	182	223

	6,689	940	991	8,620

Operating income (loss)	1,113	151	(506)	758
Other income (expense):
Interest expense	(465)	(25)	(151)	(641)
Dividend and interest income	44	3	217	264
Share of earnings (losses) of affiliates, net	77	—	(68)	9
Realized and unrealized gains (losses) on financial instruments, net	(6)	14	1,261	1,269
Gains (losses) on dispositions of assets, net	12	(1)	635	646
Other than temporary declines in fair value of investments	—	—	(33)	(33)
Other, net	1	1	(2)	—

	(337)	(8)	1,859	1,514

Earnings from continuing operations before income taxes	776	143	1,353	2,272
Income tax benefit (expense) (note 6)	(306)	(69)	62	(313)

Earnings from continuing operations	470	74	1,415	1,959
Earnings from discontinued operations, net of taxes	—	41	149	190

Net earnings	470	115	1,564	2,149
Less net earnings (loss) attributable to the noncontrolling interests	29	(21)	27	35

Net earnings attributable to Liberty Media Corporation stockholders	$441	136	1,537	2,114

Net earnings	$470	115	1,564	2,149

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	102	—	(1)	101
Unrealized holding losses arising during the period	(394)	—	(845)	(1,239)
Recognition of previously unrealized gains on available-for-sale securities, net	—	—	(375)	(375)
Share of other comprehensive earnings of equity affiliates	3	—	—	3
Other	(46)	—	—	(46)
Other comprehensive loss from discontinued operations	—	(317)	—	(317)

Other comprehensive loss	(335)	(317)	(1,221)	(1,873)

Comprehensive earnings (loss)	135	(202)	343	276
Less comprehensive earnings (loss) attributable to the noncontrolling interests	35	(21)	27	41

Comprehensive earnings (loss) attributable to Liberty Media Corporation stockholders	$100	(181)	316	235

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2009
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings	$297	6,077	127	6,501
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	(5,864)	—	(5,864)
Depreciation and amortization	566	21	79	666
Impairment of long-lived assets	—	5	4	9
Stock-based compensation	47	76	5	128
Cash payments for stock based compensation	(9)	(2)	—	(11)
Noncash interest expense	97	—	—	97
Share of losses of affiliates, net	14	10	34	58
Realized and unrealized losses (gains) on financial instruments, net	121	(8)	42	155
Gains on disposition of assets, net	(42)	(27)	(215)	(284)
Other than temporary declines in fair value of investments	—	—	9	9
Deferred income tax expense (benefit)	(203)	(8)	53	(158)
Other noncash charges (credits), net	(6)	21	60	75
Intergroup tax allocation	224	97	(321)	—
Intergroup tax payments	(168)	(96)	264	—
Other intergroup cash transfers, net	2	(10)	8	—
Changes in operating assets and liabilities, net of the effects of acquisitions and dispositions:
Current and other assets	5	(15)	29	19
Payables and other current liabilities	142	(21)	(74)	47

Net cash provided by operating activities	1,087	256	104	1,447

Cash flows from investing activities:
Cash proceeds from dispositions	306	—	251	557
Proceeds from settlement of financial instruments	7	21	1,346	1,374
Cash paid for acquisitions, net of cash acquired	(2)	(1)	(1)	(4)
Investments in and loans to cost and equity investees	(24)	—	(726)	(750)
Repayment of loan by equity investee	—	—	634	634
Capital expended for property and equipment	(208)	(10)	(46)	(264)
Net decrease (increase) in restricted cash	(12)	—	66	54
Other investing activities, net	(19)	—	72	53

Net cash provided by investing activities	48	10	1,596	1,654

Cash flows from financing activities:
Borrowings of debt	1,277	—	2,061	3,338
Intergroup debt borrowings	510	(255)	(255)	—
Repayments of debt	(2,538)	(3)	(2,141)	(4,682)
Repurchases of Liberty common stock	—	(13)	(5)	(18)
Settlement of financial instruments	(177)	—	28	(149)
Premium proceeds from financial instruments	177	—	155	332
Repayment of intergroup loan	(194)	97	97	—
Other financing activities, net	(121)	99	21	(1)

Net cash used by financing activities	(1,066)	(75)	(39)	(1,180)

Effect of foreign currency rates on cash	(17)	(8)	—	(25)

Net cash provided to discontinued operations:
Cash used by operating activities	—	(5)	—	(5)
Cash used by investing activities	—	(15)	—	(15)
Cash provided by financing activities	—	—	—	—
Change in available cash held by discontinued operations	—	(101)	—	(101)

Net cash provided to discontinued operations	—	(121)	—	(121)

Net increase in cash and cash equivalents	52	62	1,661	1,775
Cash and cash equivalents at beginning of year	832	732	1,496	3,060

Cash and cash equivalents at end year	$884	794	3,157	4,835

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2008
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$(745)	4,852	(584)	3,523
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Earnings from discontinued operations	—	(5,812)	—	(5,812)
Depreciation and amortization	561	26	101	688
Impairment of long-lived assets	56	1,262	251	1,569
Stock-based compensation	32	15	2	49
Cash payments for stock-based compensation	(9)	(14)	(1)	(24)
Noncash interest expense	7	—	1	8
Share of losses of affiliates, net	1,192	7	64	1,263
Realized and unrealized losses (gains) on financial instruments, net	240	(272)	292	260
Losses (gains) on dispositions of assets, net	(2)	3	(16)	(15)
Other than temporary declines in fair value of investments	440	—	1	441
Deferred income tax expense (benefit)	(828)	131	(300)	(997)
Other noncash charges (credits), net	(178)	—	98	(80)
Intergroup tax allocation	239	59	(298)	—
Intergroup tax payments	(190)	(79)	269	—
Other intergroup cash transfers, net	(68)	9	59	—
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current and other assets	(74)	60	(129)	(143)
Payables and other current liabilities	(165)	(23)	100	(88)

Net cash provided (used) by operating activities	508	224	(90)	642

Cash flows from investing activities:
Cash proceeds from dispositions	18	—	17	35
Proceeds from settlement of financial instruments	—	—	33	33
Cash paid for acquisitions, net of cash acquired	(69)	(7)	(1)	(77)
Investment in and loans to cost and equity investees	(340)	(19)	(232)	(591)
Capital expended for property and equipment	(166)	(7)	(29)	(202)
Net decrease in restricted cash	—	—	383	383
Other investing activities, net	16	(11)	(88)	(83)

Net cash provided (used) by investing activities	(541)	(44)	83	(502)

Cash flows from financing activities:
Borrowings of debt	1,483	—	1,548	3,031
Repayments of debt	(1,437)	(3)	(1,323)	(2,763)
Repurchases of Liberty common stock	(75)	—	(462)	(537)
Settlement of financial instruments	(56)	(13)	(277)	(346)
Intergroup cash transfers, net	—	450	(450)	—
Reattribution of cash	380	(380)	—	—
Other financing activities, net	(17)	15	(8)	(10)

Net cash provided (used) by financing activities	278	69	(972)	(625)

Effect of foreign currency rates on cash	30	—	(13)	17

Net cash provided by discontinued operations:
Cash provided by operating activities	—	2	—	2
Cash used by investing activities	—	(1,464)	—	(1,464)
Cash provided by financing activities	—	1,930	—	1,930
Change in available cash held by discontinued operations	—	(68)	—	(68)

Net cash provided by discontinued operations	—	400	—	400

Net increase (decrease) in cash and cash equivalents	275	649	(992)	(68)
Cash and cash equivalents at beginning of year	557	83	2,488	3,128

Cash and cash equivalents at end of year	$832	732	1,496	3,060

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Starz Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings	$470	115	1,564	2,149
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	(41)	(149)	(190)
Depreciation and amortization	536	25	102	663
Impairment of long-lived assets	—	41	182	223
Stock-based compensation	35	42	12	89
Cash payments for stock-based compensation	(37)	—	(3)	(40)
Noncash interest expense	4	—	5	9
Share of losses (earnings) of affiliates, net	(77)	—	68	(9)
Realized and unrealized losses (gains) on financial instruments, net	6	(14)	(1,261)	(1,269)
Losses (gains) on dispositions of assets, net	(12)	1	(635)	(646)
Other than temporary declines in fair value of investments	—	—	33	33
Deferred income tax expense (benefit)	(128)	48	200	120
Other noncash charges (credits), net	(1)	—	142	141
Intergroup tax allocation	278	21	(299)	—
Intergroup tax payments	(321)	(50)	371	—
Other intergroup cash transfers, net	54	—	(54)	—
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current and other assets	(290)	21	(165)	(434)
Payables and other current liabilities	87	(41)	223	269

Net cash provided by operating activities	604	168	336	1,108

Cash flows from investing activities:
Cash proceeds from dispositions	12	—	483	495
Proceeds from settlement of financial instruments	—	—	75	75
Cash received in exchange transactions	—	—	1,154	1,154
Cash paid for acquisitions, net of cash acquired	(236)	—	(7)	(243)
Investment in special purpose entity	—	—	(750)	(750)
Capital expended for property and equipment	(289)	(10)	(16)	(315)
Net increase in restricted stock	—	—	(882)	(882)
Other investing activities, net	(74)	3	(98)	(169)

Net cash used by investing activities	(587)	(7)	(41)	(635)

Cash flows from financing activities:
Borrowings of debt	1,112	—	757	1,869
Repayments of debt	(332)	(3)	(163)	(498)
Repurchases of Liberty common stock	(1,224)	—	(1,305)	(2,529)
Intergroup cash transfers, net	—	(111)	111	—
Contribution from noncontrolling owner	—	—	751	751
Other financing activities, net	28	1	(27)	2

Net cash provided (used) by financing activities	(416)	(113)	124	(405)

Effect of foreign currency rates on cash	10	—	(2)	8

Net cash provided by discontinued operations:
Cash provided by operating activities	—	50	8	58
Cash provided (used) by investing activities	—	7	(9)	(2)
Cash used by financing activities	—	(106)	—	(106)
Change in available cash held by discontinued operations	—	2	2	4

Net cash provided (used) by discontinued operations	—	(47)	1	(46)

Net increase (decrease) in cash and cash equivalents	(389)	1	418	30
Cash and cash equivalents at beginning of year	946	82	2,070	3,098

Cash and cash equivalents at end of year	$557	83	2,488	3,128

Notes to Attributed Financial Information

(unaudited)

(1)
The assets attributed to our Interactive Group as of December 31, 2009 include our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC and BuySeasons, Inc., and our interests in IAC/InterActiveCorp, Expedia, Inc., GSI Commerce, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc. and Tree.com, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes the foregoing investments, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide, Backcountry, Bodybuilding and BuySeasons. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group, the Starz Group and the Capital Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses among the Interactive Group, the Starz Group and the Capital Group as described in note 5 below.

  The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

  The Starz Group consists primarily of our subsidiary Starz Entertainment, LLC, and approximately $542 million of corporate cash. Accordingly, the accompanying attributed financial information for the Starz Group includes the assets, liabilities, revenue, expenses and cash flows of Starz Entertainment.

  The Starz Group focuses primarily on programming businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to Starz Entertainment will also be attributed to the Starz Group.

  The Capital Group consists of all of our businesses not included in the Interactive Group or the Starz Group, including our consolidated subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., and certain cost and equity investments. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group or the Starz Group. See note 4 below for the debt obligations attributed to the Capital Group.

  Any businesses that we may acquire in the future that we do not attribute to the Interactive Group or the Starz Group will be attributed to the Capital Group.

  While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

Notes to Attributed Financial Information (Continued)

(unaudited)

(2)
Investments in AFS securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

	December 31,
	2009	2008
	amounts in millions
Capital Group
Time Warner Inc.(a)	$997	1,033
Time Warner Cable Inc.(a)	356	—
Sprint Nextel Corporation(a)	260	160
Motorola, Inc.(a)	403	328
Viacom, Inc.	226	145
CenturyTel, Inc./Embarq Corporation(a)	195	157
Other available-for-sale equity securities(a)	220	40
Other available-for-sale debt securities	676	224
Other cost investments and related receivables	22	31

Total attributed Capital Group	3,355	2,118

Interactive Group
IAC/InterActiveCorp	492	638
Other	242	101

Total attributed Interactive Group	734	739

Starz Group
Other	31	—

Total attributed Starz Group	31	—

Consolidated Liberty	$4,120	2,857

(a)
Includes shares pledged as collateral for share borrowing arrangements.
(3)
The following table presents information regarding certain equity method investments attributed to each of the Interactive Group and the Capital Group:

					Share of earnings (losses) years ended December 31,
	December 31, 2009
	Percentage ownership	Carrying value	Market value
					2009	2008	2007
	dollar amounts in millions
Interactive Group
Expedia(a)	24%	$631	1,781		72	(726)	68
Capital Group
Sirius	40%	$33	(b	)	(28)	—	—

(a)
Our share of losses of Expedia for the year ended December 31, 2008 includes the write off of our excess basis in the amount of $119 million.

(b)
As of December 31, 2009, the Sirius Preferred Stock had a market value of $1,552 million based on the value of the common stock into which it is convertible.

Notes to Attributed Financial Information (Continued)

(unaudited)

(4)
Debt attributed to the Interactive Group, the Capital Group and the Starz Group is comprised of the following:

	December 31, 2009
	Outstanding principal	Carrying value
	amounts in millions
Interactive Group
5.7% Senior Notes due 2013	$803	801
8.5% Senior Debentures due 2029	287	284
8.25% Senior Debentures due 2030	504	501
3.25% Exchangeable Senior Debentures due 2031	541	320
QVC 7.5% Senior Secured Notes due 2019	1,000	983
QVC bank credit facilities	2,996	2,996
Other debt	188	188

Total Interactive Group debt	6,319	6,073

Capital Group
3.125% Exchangeable Senior Debentures due 2023	1,138	1,157
4% Exchangeable Senior Debentures due 2029	469	243
3.75% Exchangeable Senior Debentures due 2030	460	237
3.5% Exchangeable Senior Debentures due 2031	494	297
Liberty bank facility	750	750
Liberty derivative loan	838	838
Subsidiary debt	131	131

Total Capital Group debt	4,280	3,653

Starz Group
Subsidiary debt	48	48

Total debt	$10,647	9,774

(5)
Cash compensation expense for our corporate employees has been allocated among the Interactive Group, the Starz Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated among the Interactive Group, the Starz Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Capital Group to the Interactive Group and the Starz Group, including stock-based compensation, are as follows:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Interactive Group	$26	19	17
Starz Group	$46	11	19

Notes to Attributed Financial Information (Continued)

(unaudited)

  While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
We have accounted for income taxes for the Interactive Group, the Starz Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

Interactive Group

        The Interactive Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Current:
Federal	$(223)	(220)	(280)
State and local	(49)	(19)	(64)
Foreign	(85)	(96)	(90)

	(357)	(335)	(434)

Deferred:
Federal	173	708	94
State and local	27	110	33
Foreign	3	10	1

	203	828	128

Income tax benefit (expense)	$(154)	493	(306)

  The Interactive Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Computed expected tax benefit (expense)	$(158)	433	(272)
State and local income taxes, net of federal income taxes	(20)	57	(19)
Foreign taxes, net of foreign tax credits	(4)	28	(10)
Change in valuation allowance affecting tax expense	—	15	5
Nondeductible losses related to the Company's common stock	20	(57)	—
Recognition of tax benefits (expense) not previously recognized, net	—	19	(5)
Expenses not deductible for income tax purposes	(1)	—	(1)
Other, net	9	(2)	(4)

Income tax benefit (expense)	$(154)	493	(306)

Notes to Attributed Financial Information (Continued)

(unaudited)

  The tax effects of temporary differences that give rise to significant portions of the Interactive Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2009	2008
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$36	42
Accrued stock compensation	17	11
Other accrued liabilities	169	197
Deferred revenue	16	9
Investments	124	181
Other future deductible amounts	90	121

Deferred tax assets	452	561
Valuation allowance	(1)	—

Net deferred tax assets	451	561

Deferred tax liabilities:
Intangible assets	1,881	1,959
Discount on exchangeable debentures	225	300
Other	89	100

Deferred tax liabilities	2,195	2,359

Net deferred tax liabilities	$1,744	1,798

Starz Group

        The Starz Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Current:
Federal	$(83)	(50)	(20)
State and local	(9)	(9)	1
Foreign	(2)	(1)	(2)

	(94)	(60)	(21)

Deferred:
Federal	4	(116)	(39)
State and local	4	(15)	(9)
Foreign	—	—	—

	8	(131)	(48)

Income tax expense	$(86)	(191)	(69)

Notes to Attributed Financial Information (Continued)

(unaudited)

  The Starz Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Computed expected tax benefit (expense)	$(104)	270	(50)
State and local income taxes, net of federal income taxes	(4)	(16)	(6)
Change in valuation allowance affecting tax expense	3	(17)	—
Impairment of goodwill not deductible for tax purposes	—	(442)	(11)
Expenses not deductible for income tax purposes	(3)	—	—
Excess tax deductions over book expense	19	—	—
Other, net	3	14	(2)

Income tax expense	$(86)	(191)	(69)

  The tax effects of temporary differences that give rise to significant portions of the Starz Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2009	2008
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$3	7
Accrued stock compensation	87	69
Intangible assets	7	11
Other future deductible amounts	8	14

Deferred tax assets	105	101
Valuation allowance	(5)	(6)

Net deferred tax assets	100	95

Deferred tax liabilities:
Other	18	18

Deferred tax liabilities	18	18

Net deferred tax assets	$(82)	(77)

Notes to Attributed Financial Information (Continued)

(unaudited)

Capital Group

        The Capital Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Current:
Federal	$287	128	281
State and local	22	9	(18)
Foreign	—	3	(1)

	309	140	262

Deferred:
Federal	(69)	266	(208)
State and local	16	34	8
Foreign	—	—	—

	(53)	300	(200)

Income tax benefit	$256	440	62

  The Capital Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2009	2008	2007
	amounts in millions
Computed expected tax benefit (expense)	$45	359	(473)
Nontaxable exchange of investments for subsidiaries and cash	—	(2)	541
State and local income taxes, net of federal income taxes	20	28	(10)
Change in valuation allowance affecting tax expense	6	(3)	(10)
Recognition of tax benefits not previously recognized, net	201	56	—
Expenses not deductible for income tax purposes	(12)	—	(2)
Other, net	(4)	2	16

Income tax benefit	$256	440	62

Notes to Attributed Financial Information (Continued)

(unaudited)

  The tax effects of temporary differences that give rise to significant portions of the Capital Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2009	2008
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$135	287
Accrued liabilities	66	70
Deferred revenue	403	359
Other	62	17

Deferred tax assets	666	733
Valuation allowance	(11)	(17)

Net deferred tax assets	655	716

Deferred tax liabilities:
Investments	1,660	1,414
Intangible assets	147	146
Discount on exchangeable debentures	738	1,351
Deferred gain on debt retirements	316	—
Other	54	—

Deferred tax liabilities	2,915	2,911

Net deferred tax liabilities	$2,260	2,195

(7)
The Liberty Interactive Stock, the Liberty Starz Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock, the approval of the holders of only Series A and Series B Liberty Starz Stock or the approval of the holders of only Series A and Series B Liberty Capital Stock.

  At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the same series that is related to one of our other groups.

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Unaudited Attributed Financial Information for Tracking Stock Groups
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